Exhibit 99.1
Forum Energy Technologies Announces
Second Quarter 2024 Results; Raises Free Cash Flow Guidance
•Revenue: $205 million, an 11% year-over-year increase
•Net loss: $7 million, or $0.54 per diluted share
•Adjusted net loss: $1 million, or $0.07 per diluted share
•Adjusted EBITDA: $26 million, up 48% year-over-year
•Operating cash flow and free cash flow: $23 million and $21 million, respectively
•Raises 2024 full year free cash flow guidance: $50 to $70 million
HOUSTON, TEXAS, August 1, 2024 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2024 revenue of $205 million, a 1% sequential increase, despite a 5% decline in global rig count. Orders declined 12% sequentially to $180 million, with a book-to-bill ratio of 88%. The second quarter 2024 net loss was $7 million, or $0.54 per diluted share, compared to a net loss of $10 million, or $0.85 per diluted share, for the first quarter 2024.
Second quarter 2024 special items, on a pre-tax basis, included $1 million of transaction expenses related to the Variperm acquisition, $1 million of restructuring and other costs, $3 million of foreign exchange loss, and $1 million of loss on extinguishment of debt. Excluding special items of $0.47 per diluted share, the quarter's adjusted net loss was $0.07 per diluted share compared to the first quarter 2024 adjusted net loss of $0.12 per diluted share. See Tables 1-6 for a reconciliation of GAAP to non-GAAP financial information.
Neal Lux, President and Chief Executive Officer, remarked, “Revenue and adjusted EBITDA both came within our guidance range, and adjusted EBITDA margins held steady at approximately 13%. We delivered robust free cash in the quarter of $21 million and announced the redemption and repurchase of $73 million of our 2025 Notes. Following our strong first half results, we are raising our full year 2024 free cash flow guidance to between $50 and $70 million. We are committed to retiring the outstanding balance of our 2025 Notes and the Variperm Seller Term Loan around the middle of 2025.
“Canadian and international market outlook remains in line with our expectations. U.S. rig count and hydraulic fracturing activity trended down during the second quarter and are expected to continue their decline in the second half. For the year, we now expect U.S. rig count to be down 15%. This represents a greater decline compared with our initial expectation of a 5% decrease. However, our international footprint, the Variperm acquisition, and benefits from our “beat-the-market” strategy should mitigate this U.S. industry softness.

Therefore, we are maintaining the bottom end of our guidance, but adjusting down the top end by $10 million. Our full year 2024 adjusted EBITDA guidance is now $100 to $110 million.”
Segment Results (unless otherwise noted, comparisons are second quarter 2024 versus first quarter 2024)
Drilling and Completions segment revenue was $117 million, a 2% decrease, primarily related to lower sales volumes of ROVs, cable management systems, and treating iron. This decline was partially offset by increased coiled tubing and power end sales. Orders were $110 million, a 6% decrease, primarily due to drilling and stimulation-related capital equipment, partially offset by higher coiled tubing orders. Segment adjusted EBITDA was $12 million, a 16% decrease, resulting from lower revenue and unfavorable product mix. The Drilling and Completions segment operations focus primarily on capital equipment and consumable products for global drilling operations, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $88 million, a 6% increase, primarily related to the increase in sales of our valve products. Orders were $70 million, a 20% decrease, due to elevated Production Equipment orders in the previous quarter. Segment Adjusted EBITDA was $20 million, a 9% increase, mainly due to favorable product mix within Downhole product line. The Artificial Lift and Downhole segment engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
FET (Forum Energy Technologies) is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2024	2023	2024
Revenue	$205.2	$185.4	$202.4
Cost of sales	142.1	134.1	138.6
Gross profit	63.1	51.3	63.8
Operating expenses
Selling, general and administrative expenses	53.7	44.4	54.7
Transaction expenses	1.2	—	5.9
Loss on disposal of assets and other	0.3	0.5	—
Total operating expenses	55.2	44.9	60.6
Operating income	7.9	6.4	3.2
Other expense
Interest expense	8.7	4.7	8.8
Loss on extinguishment of debt	0.5	—	—
Foreign exchange losses and other, net	2.9	6.4	1.2
Total other expense	12.1	11.1	10.0
Loss before income taxes	(4.2)	(4.7)	(6.8)
Income tax expense	2.5	1.9	3.5
Net income (loss) (1)	$(6.7)	$(6.6)	$(10.3)

Weighted average shares outstanding
Basic	12.3	10.2	12.2
Diluted	12.3	10.2	12.2

Loss per share
Basic	$(0.54)	$(0.64)	$(0.85)
Diluted	$(0.54)	$(0.64)	$(0.85)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2024	2023
Revenue	$407.6	$374.4
Cost of sales	280.8	271.0
Gross profit	126.8	103.4
Operating expenses
Selling, general and administrative expenses	108.4	89.9
Transaction expenses	7.1	—
Loss on disposal of assets and other	0.2	0.2
Total operating expenses	115.7	90.1
Operating income	11.1	13.3
Other expense
Interest expense	17.4	9.2
Loss on extinguishment of debt	0.5	—
Foreign exchange losses and other, net	4.2	9.5
Total other expense	22.1	18.7
Loss before income taxes	(11.0)	(5.4)
Income tax expense	6.0	4.7
Net income (loss) (1)	$(17.0)	$(10.1)

Weighted average shares outstanding
Basic	12.3	10.2
Diluted	12.3	10.2

Loss per share
Basic	$(1.39)	$(0.99)
Diluted	$(1.39)	$(0.99)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	June 30,	December 31,
(in millions of dollars)	2024	2023
Assets
Current assets
Cash and cash equivalents	$31.8	$46.2
Accounts receivable—trade, net	164.2	146.7
Inventories, net	291.1	299.6
Other current assets	34.2	37.1
Total current assets	521.3	529.6
Property and equipment, net of accumulated depreciation	85.1	61.4
Operating lease assets	52.5	55.4
Goodwill and other intangible assets, net	312.5	168.0
Other long-term assets	5.4	6.7
Total assets	$976.8	$821.1
Liabilities and equity
Current liabilities
Current portion of long-term debt	$6.5	$1.2
Other current liabilities	187.6	203.1
Total current liabilities	194.1	204.3
Long-term debt, net of current portion	246.3	129.6
Other long-term liabilities	94.4	74.5
Total liabilities	534.8	408.4
Total equity	442.0	412.7
Total liabilities and equity	$976.8	$821.1

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Six months ended June 30,
(in millions of dollars)	2024	2023
Cash flows from operating activities
Net loss	$(17.0)	$(10.1)
Depreciation and amortization	27.9	17.1
Inventory write down	1.8	1.6
Loss on extinguishment of debt	0.5	—
Other noncash items and changes in working capital	14.9	(38.1)
Net cash provided by (used in) operating activities	28.1	(29.5)

Cash flows from investing activities
Capital expenditures for property and equipment	(4.4)	(2.8)
Proceeds from sale of property and equipment	—	1.1
Payments related to business acquisition	(150.1)	—
Net cash used in investing activities	(154.5)	(1.7)

Cash flows from financing activities
Borrowings of debt	445.9	216.8
Repayments of debt	(326.8)	(207.3)
Repurchases of stock	—	(3.5)
Payment of withheld taxes on stock-based compensation plans	(1.1)	(1.9)
Deferred financing costs	(3.1)	—
Net cash provided by financing activities	114.9	4.1

Effect of exchange rate changes on cash	(2.8)	0.8
Net decrease in cash, cash equivalents and restricted cash	$(14.3)	$(26.3)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2024	June 30, 2023	March 31, 2024	June 30, 2024	June 30, 2023	March 31, 2024
Revenue
Drilling and Completions	$117.0	$130.3	$119.1	$117.0	$130.3	$119.1
Artificial Lift and Downhole	88.2	55.1	83.3	88.2	55.1	83.3
Eliminations	—	—	—	—	—	—
Total revenue	$205.2	$185.4	$202.4	$205.2	$185.4	$202.4

Operating income (loss)
Drilling and Completions	$2.9	$6.6	$4.6	$3.6	$6.6	$5.8
Operating Margin %	2.5%	5.1%	3.9%	3.1%	5.1%	4.9%
Artificial Lift and Downhole	13.5	7.0	11.8	13.5	7.2	11.7
Operating Margin %	15.3%	12.7%	14.2%	15.3%	13.1%	14.0%
Corporate	(7.0)	(6.7)	(7.3)	(6.8)	(6.6)	(6.9)
Total segment operating income	9.4	6.9	9.1	10.3	7.2	10.6
Other items not in segment operating income (1)	(1.5)	(0.5)	(5.9)	(0.2)	0.3	0.1
Total operating income	$7.9	$6.4	$3.2	$10.1	$7.5	$10.7
Operating Margin %	3.8%	3.5%	1.6%	4.9%	4.0%	5.3%

EBITDA (2)
Drilling and Completions	$4.4	$8.4	$13.1	$11.5	$13.7	$13.7
EBITDA Margin %	3.8%	6.4%	11.0%	9.8%	10.5%	11.5%
Artificial Lift and Downhole	19.3	7.4	17.7	19.7	8.6	18.0
EBITDA Margin %	21.9%	13.4%	21.2%	22.3%	15.6%	21.6%
Corporate	(5.2)	(7.3)	(15.0)	(5.4)	(4.9)	(5.6)
Total EBITDA	$18.5	$8.5	$15.8	$25.8	$17.4	$26.1
EBITDA Margin %	9.0%	4.6%	7.8%	12.6%	9.4%	12.9%

(1) Includes gain/(loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue
Drilling and Completions	$236.1	$257.1	$236.1	$257.1
Artificial Lift and Downhole	171.5	117.3	171.5	117.3
Eliminations	—	—	—	—
Total revenue	$407.6	$374.4	$407.6	$374.4

Operating income (loss)
Drilling and Completions	$7.4	$11.5	$9.4	$12.6
Operating Margin %	3.1%	4.5%	4.0%	4.9%
Artificial Lift and Downhole	25.2	15.6	25.2	15.8
Operating Margin %	14.7%	13.3%	14.7%	13.5%
Corporate	(14.1)	(13.6)	(13.7)	(13.4)
Total segment operating income	18.5	13.5	20.9	15.0
Other items not in segment operating income(1)	(7.4)	(0.2)	(0.1)	0.5
Total operating income	$11.1	$13.3	$20.8	$15.5
Operating Margin %	2.7%	3.6%	5.1%	4.1%

EBITDA (2)
Drilling and Completions	$17.6	$17.9	$25.2	$27.2
EBITDA Margin %	7.5%	7.0%	10.7%	10.6%
Artificial Lift and Downhole	37.0	17.5	37.7	18.7
EBITDA Margin %	21.6%	14.9%	22.0%	15.9%
Corporate	(20.3)	(14.5)	(11.0)	(10.9)
Total EBITDA	$34.3	$20.9	$51.9	$35.0
EBITDA Margin %	8.4%	5.6%	12.7%	9.3%

(1) Includes gain/(loss) on disposal of assets, and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2024	June 30, 2023	March 31, 2024
Orders
Drilling and Completions	$110.1	$121.9	$116.6
Artificial Lift and Downhole	70.0	64.4	87.8
Total orders	$180.1	$186.3	$204.4

Revenue
Drilling and Completions	$117.0	$130.3	$119.1
Artificial Lift and Downhole	88.2	55.1	83.3
Total revenue	$205.2	$185.4	$202.4

Book to bill ratio (1)
Drilling and Completions	0.94	0.94	0.98
Artificial Lift and Downhole	0.79	1.17	1.05
Total book to bill ratio	0.88	1.00	1.01

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2024			June 30, 2023			March 31, 2024
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$7.9	$18.5	$(6.7)	$6.4	$8.5	$(6.6)	$3.2	$15.8	$(10.3)
% of revenue	3.8%	9.0%		3.5%	4.6%		1.6%	7.8%
Restructuring and other costs	1.0	1.0	1.0	1.5	1.5	1.5	1.6	1.6	1.6
Transaction expenses	1.2	1.2	1.2	—	—	—	5.9	5.9	5.9
Inventory and other working capital adjustments	—	—	—	(0.4)	(0.4)	(0.4)	—	—	—
Stock-based compensation expense	—	1.5	—	—	1.3	—	—	1.5	—
Loss on extinguishment of debt	—	0.5	0.5	—	—	—	—	—	—
Loss on foreign exchange, net (2)	—	3.1	3.1	—	6.5	6.5	—	1.3	1.3
As adjusted (1)	$10.1	$25.8	$(0.9)	$7.5	$17.4	$1.0	$10.7	$26.1	$(1.5)
% of revenue	4.9%	12.6%		4.0%	9.4%		5.3%	12.9%

Diluted shares outstanding as reported			12.3			10.2			12.2
Diluted shares outstanding as adjusted			12.3			10.2			12.2

Diluted EPS - as reported			$(0.54)			$(0.64)			$(0.85)
Diluted EPS - as adjusted			$(0.07)			$0.10			$(0.12)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Six months ended
	June 30, 2024			June 30, 2023
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$11.1	$34.3	$(17.0)	$13.3	$20.9	$(10.1)
% of revenue	2.7%	8.4%		3.6%	5.6%
Restructuring and other costs	2.6	2.6	2.6	2.6	2.6	2.6
Transaction expenses	7.1	7.1	7.1	—	—	—
Inventory and other working capital adjustments	—	—	—	(0.4)	(0.4)	(0.4)
Stock-based compensation expense	—	3.0	—	—	2.1	—
Loss on extinguishment of debt	—	0.5	0.5	—	—	—
Loss on foreign exchange, net (2)	—	4.4	4.4	—	9.8	9.8
As adjusted (1)	$20.8	$51.9	$(2.4)	$15.5	$35.0	$1.9
% of revenue	5.1%	12.7%		4.1%	9.3%

Diluted shares outstanding as reported			12.3			10.2
Diluted shares outstanding as adjusted			12.3			10.2

Diluted EPS - as reported			$(1.39)			$(0.99)
Diluted EPS - as adjusted			$(0.20)			$0.19

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in millions of dollars)	June 30, 2024	June 30, 2023	March 31, 2024
EBITDA reconciliation (1)
Net loss	$(6.7)	$(6.6)	$(10.3)
Interest expense	8.7	4.7	8.8
Depreciation and amortization	14.0	8.5	13.8
Income tax expense	2.5	1.9	3.5
EBITDA	$18.5	$8.5	$15.8

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2024	June 30, 2023
EBITDA reconciliation (1)
Net loss	$(17.0)	$(10.1)
Interest expense	17.4	9.2
Depreciation and amortization	27.9	17.1
Income tax expense	6.0	4.7
EBITDA	$34.3	$20.9

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in millions of dollars)	June 30, 2024	June 30, 2023	March 31, 2024
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$23.1	$(6.4)	$5.0
Capital expenditures for property and equipment	(1.5)	(1.7)	(2.9)
Proceeds from (Payments related to) sale of property and equipment	(0.2)	0.8	0.2
Free cash flow, before acquisitions	$21.4	$(7.3)	$2.3

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 6 - Adjusting items

	Six months ended
(in millions of dollars)	June 30, 2024	June 30, 2023
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$28.1	$(29.5)
Capital expenditures for property and equipment	(4.4)	(2.8)
Proceeds from sale of property and equipment	—	1.1
Free cash flow, before acquisitions	$23.7	$(31.2)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2024		June 30, 2023		March 31, 2024
Revenue	$	%	$	%	$	%
Drilling	$35.5	17.3%	$44.9	24.2%	$36.5	17.9%
Subsea	16.8	8.2%	13.3	7.2%	21.8	10.8%
Stimulation and Intervention	37.2	18.1%	46.4	25.0%	38.6	19.1%
Coiled Tubing	27.5	13.4%	25.7	13.9%	22.2	11.0%
Drilling and Completions	117.0	57.0%	130.3	70.3%	119.1	58.8%

Downhole	53.1	25.9%	22.1	11.9%	52.2	25.8%
Production Equipment	18.1	8.8%	17.7	9.5%	18.5	9.1%
Valve Solutions	17.0	8.3%	15.3	8.3%	12.6	6.3%
Artificial Lift and Downhole	88.2	43.0%	55.1	29.7%	83.3	41.2%
Eliminations	—	—%	—	—%	—	—%

Total revenue	$205.2	100.0%	$185.4	100.0%	$202.4	100.0%